Exhibit 10. 1

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

TECHNOLOGY AND PATENT RIGHTS
LICENSE AGREEMENT

This Technology and Patent Rights License Agreement, (the “Agreement”), is made and entered into effective the 5th day of April, 2005 (the “Effective Date”), by and between Broin and Associates, Inc., a South Dakota corporation located at 2209 East 57th Street North, Sioux Falls, South Dakota 57104 (“Licensor”) and Great Plains Ethanol, LLC a South Dakota limited liability company, located at 27716 - 462nd  Avenue, Chancellor, SD 57015, (“Licensee”).

RECITALS;

A.                               Licensee owns and operates a dry mill fuel ethanol plant near Chancellor, South Dakota, for the production and marketing of fuel ethanol and ethanol co-products.

B.                                 Licensor is in the business of designing and building dry mill fuel ethanol plants.

C.                                 Licensor possesses the Technology and Patent Rights necessary to operate Licensee’s Ethanol Plant to produce the Licensed Products using the Licensed Methods.

D.                                Licensee desires to acquire non-exclusive licenses to Licensor’s Technology and Patent Rights, and Licensor is willing to grant such licenses, all in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, Licensor and Licensee hereby agree as follows:

ARTICLE I -  DEFINITIONS

1.1           “Affiliate” or “Affiliates” of Licensor means Jeffrey S. Broin, Robert L. Broin, Todd R. Broin, one or more members of their respective Immediate Families, Broin Enterprises, Inc., Broin Management, LLC, Ethanol Products, LLC, or any other present or future company of which ten percent (10%) or more of the outstanding securities are owned or controlled by Licensor or one or more Affiliates.

1.2           “Application” means an application for the protection of an invention or an industrial design; reference to an “Application” shall include applications for patents for inventions (including utility and provisional applications), reissue applications, inventors’ certificates, utility certificates, utility models, patents or certificates of addition, inventors’ certificates of addition, utility certifications of addition, design patents, and industrial design registrations, foreign or domestic, including the Applications identified in Exhibit B, if any.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.3           “Confidentiality Agreement” means the Confidentiality and Nondisclosure Agreement dated April 5, 2005, between Licensee and Licensor, and/or any amendment, modification or replacement agreement between Licensee and Licensor with respect to the protection and nondisclosure of Confidential Information.

1.4           “Confidential Information” means the Confidential Information of Licensor and its Affiliates, as defined in the Confidentiality Agreement, and any other information now or later identified by Licensor and its Affiliates as being confidential and subject to nondisclosure obligations.

1.5           “Ethanol Plant” means the ethanol production facility owned and operated by Licensee near Chancellor, South Dakota.

1.6           “Gross Income” means gross income as determined under generally accepted accounting principles, applied on a consistent basis.

1.7           “Immediate Family” or “Immediate Families” means respectively and collectively the spouse, children, grandchildren and parents of Jeffrey S. Broin, Robert L. Broin and Todd R. Broin.

1.8           “Initial New Technology Fee” means the initial fee to be paid to Licensor for New Technology pursuant to any Addendum executed by the parties.

1.9           “Licensed Products” means any and all products, machines, manufactures, or compositions of matter which are covered by or are produced using a process or a method covered by the Technology and Patent Rights, including but not limited to ethanol, distillers grain, carbon dioxide and other ethanol co-products.

1.10         “Licensed Methods” means any and all methods or processes which are covered by the Technology and Patent Rights, including but not limited to methods of producing ethanol, distillers grain, carbon dioxide or other ethanol co-products.

1.11         “License” or “Licenses” means the Technology License and/or Patent Rights License described in Section 2.1

1.12         “Management Agreement” means the agreement between Licensee and Manager with respect to the management and operation of the Ethanol Plant, as evidenced by the First Amended and Restated Operating Agreement of Great Plains Ethanol, LLC dated April 23, 2001, and/or any amendment, modification or replacement agreement between Manager and Licensee for the management and operation of the Ethanol Plant.

1.13         “Management Bonus” means the management bonus to be paid to Manager under the terms of Section 9.3(b) of the Management Agreement.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.14         “Management Fee” means the management fee paid to Manager pursuant the terms of Section 9.3(a) of the Management Agreement.

1.15         “Management Term” means from the date of this Agreement until such time as the Management Agreement expires or is terminated by either Licensee and/or Manager, pursuant to the terms and conditions of the Management Agreement.

1.16         “Manager” means Broin Management, LLC, its successors and assigns.

1.17         “New Technology” means: (i) replacements, improvements, enhancements or modifications to the Technology and Patent Rights, (ii) new inventions and discoveries for the construction and operation of the Ethanol Plant, the manufacture of the Licensed Products and/or use of the Licensed Methods, and (iii) technology in research, development, or testing stage, and technology to be researched, developed or tested by Licensor subsequent to the date of this Agreement, and (iv) any processes; systems, diagrams, information, balances, blueprints, configurations, manuals, videotapes or any other proprietary rights, patents, trademarks, copyrights, trade secrets, formulas, research data, know-how, process control systems, software certifications and specifications and other technology that is not part of the Technology and Patent Rights.

1.18         “Patents” means patents, reissues, renewals, and extensions thereof for inventions, inventors’ certificates, utility certificates, utility models, patents or certificates of addition, inventors’ certificate of addition, utility certificates of addition, design patents, and industrial design registrations.

1.19         ‘Patent Rights” means: (i) the Scheduled Patents, and (ii) such Patents and Applications directed to the construction and operation of the Ethanol Plant, the manufacture of the Licensed Products and/or use of the Licensed Methods that Licensor may own or gain rights to license during the term of this Agreement and which Licensor may agree to include in the Patent Rights.

1.20         “Patent Rights License” means a revocable, non-exclusive, indivisible and non-transferable right and license to use the Patent Rights solely for the Permitted Purpose, subject to the conditions set forth herein.

1.21         “Permitted Purpose” means the operation of the Ethanol Plant for the production of the Licensed Products and/or use of the Licensed Methods at the Ethanol Plant.

1.22         “Person” means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee, representative or any other individual or entity, however designated.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1.23         ‘Post-Management Term” means that period of time commencing upon (i) the expiration of the Management Agreement at the conclusion of its natural term with no renewal thereof, or (ii) Licensee’s termination of the Management Agreement for cause as defined in the Management Agreement, and in either event concluding upon the earlier of (iii) the date that Licensee ceases to use all of the Technology and/or Patent Rights, or (iv) the annual anniversary date of the expiration or termination of the Management Agreement occurring at least ninety (90) days following the giving of notice of termination of the Licenses, by Licensee pursuant to Section 3.3.

1.24         ‘Post-Management Term Fees” means the     **                to be paid by Licensee to Licensor during the Post Management Term as provided in any Addendum executed by the parties.

1.25         “Scheduled Patents” means the Applications and Patents listed in any Addendum executed by the parties.

1.26         “Technology” means: (i) all processes, systems, diagrams, information, balances, blueprints, configurations, manuals, videotapes, proprietary rights, patents, trademarks, copyrights, trade secrets, formulas, research data, know-how, process control systems, software configurations and specifications, and other technology required to operate the Ethanol Plant, to manufacture the Licensed Products, and/or use the Licensed Methods, all as identified in Exhibit A, (ii) means all inventions and discoveries covered by the claims in the Applications prior to the issuance of, during the life of, and following the expiration of the Patents, and (iii) any of the foregoing directed to the manufacture of the Licensed Products and/or use of the Licensed Methods that Licensor may own or gain rights to license during the term of this Agreement, but not including the New Technology until so specified in an Addendum.

1.27         “Technology and Patent Rights Fee” means the        **       equal to       **         to be paid to Licensor by Licensee during the Management Term for the right to use the Technology and Patent Rights to produce the Licensed Products using the Licensed Methods, pursuant to Section 4.1.

1.28         “Technology License” means the revocable, non-exclusive, indivisible and non-transferable right and license to use the Technology solely for the Permitted Purpose as granted by Licensor to Licensee pursuant to Section 2.1, but, subject to the conditions set forth in this Agreement.

1.29         “Third Party” means any Person other than Licensee and its officers and employees having a reason to know the Technology and Patent Rights.

1.30         “Transfer” means a sale, assignment, gill, exchange or other disposition of the Technology and/or the Patent Rights. “Transfer” does not mean or include a mortgage, pledge or grant of a security interest or other encumbrance of or in the item in question.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE II- GRANT OF LICENSE

2.1           Non-Exclusive License. Licensor hereby grants to Licensee the Technology License and the Patent Rights License. (the “Technology License”)

2.2           Restrictions. Licensee is prohibited from using the Technology and/or Patent Rights for any purpose other than the Permitted Purpose. Licensee is prohibited from disclosing to any Person the Technology and Patent Rights. Licensee is prohibited from sublicensing, renting, and/or leasing to any Person the Technology and/or Patent Rights. Licensee is prohibited from reverse engineering the Technology and/or Patent Rights. Licensee is not granted the right to use the Technology and/or Patent Rights in connection with the design, construction, operation or maintenance of another ethanol facility.

2.3           New Technology. The Licenses do not extend to New Technology until an Addendum is executed by the parties under which the New Technology becomes subject to the Licenses.  If during the term of this Agreement, Licensor, Licensee and/or Licensee’s employees, consultants, and contractors develop any New Technology, or if Licensor becomes the owner of any New Technology, such New Technology shall be solely owned by Licensor.  If Licensee, its employees, consultants and/or contractors develop any New Technology, or if any of the foregoing become the owners of any rights in New Technology, Licensee, its employees, consultants and/or contractors shall assign to Licensor all right, title and interest in and to the New Technology.  New Technology, in the sole discretion of Licensor, may be licensed to Licensee. If Licensor determines that Licensor will make available and license to Licensee the New Technology, then the New Technology shall become part of the Technology licensed hereunder, and shall be licensed to Licensee without charge or additional compensation to be paid by Licensor during the Management Term.  Any charges and additional compensation to be paid to Licensor during the Post-Management Term shall be set forth in an Addendum that shall be executed by the parties.

2.4           Assignments to Licensee. Licensee shall require all of Licensee’s current and future employees, consultants and contractors to assign to Licensee all New Technology, so as to ensure and facilitate the assignment by Licensee to Licensor of the same. Licensee’s current and future employees, consultants and contractors shall execute and deliver to Licensee an Employee, Consultant or Contractor Confidentiality and Nondisclosure Agreement in the form attached to the Confidentiality Agreement. Licensee shall enforce the terms and conditions of the Employee, Consultant or Contractor Confidentiality and Nondisclosure Agreement, and hereby authorizes Licensor, as a third party beneficiary, to enforce the same, and agrees to cooperate and assist Licensor in the enforcement of the same.

2.5           Patent Prosecution. Licensor shall have full control over prosecution and maintenance of the Applications and Scheduled Patents. Licensor shall use, at its sole discretion, reasonable efforts to establish patent protection for the information, inventions and discoveries included in the Applications and shall timely keep Licensee advised of the status of such prosecution and maintenance thereof In addition, with respect to the development of New

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Technology, Licensee may offer, at its own expense, assistance to Licensor in the drafting of claims and specifications for the development of New Technology and/or filing of new Applications.

ARTICLE III -  TERM

3.1           Initial Technology License Term. The Technology License shall commence on the Effective Date of this Agreement and shall terminate, unless otherwise terminated as provided herein, upon the earlier of (i) the date that Licensee ceases to use all of the Technology, or (ii) the conclusion of the Management Term.  If Licensor determines, in its sole discretion, that the processes, know-how, and other proprietary information contained in the Technology infringes or may infringe upon the proprietary information of any Person, then the Technology License with respect to said infringing processes, know-how, and other proprietary information shall terminate upon notice from Licensor to Licensee.

3.2           Initial Patent Rights License Term. The Patent Rights License shall commence on the Effective Date of this Agreement and shall terminate, unless otherwise terminated as provided herein, upon the earlier of (i) the date that Licensee ceases to use all of the Patent Rights, (ii) the conclusion of the Management Term, or (iii) expiration of the last to expire of any of the Scheduled Patents issued.

3.3           Post-Management Term. Upon the commencement of the Post-Management Term, Licensee shall have the option to continue the Licenses in full force and effect on a year-to-year basis, subject to Licensee’s fulfillment of Licensee’s obligations hereunder, including but not limited to Licensee’s payment of the Post-Management Term Fees, and Licensee’s obligations under any and all Addendums to this License Agreement.  To exercise the option to continue the Licenses, Licensee shall give Licensor written notice of Licensee’s election to exercise the option at least ninety (90) days prior to the expiration of the Management Agreement if it expires at the conclusion of its natural term or no later than the date that Licensee gives Manager notice of termination of the Management Agreement for cause.  Thereafter, the Licenses shall renew automatically on a year-to-year basis, unless Licensee gives Licensor written notice of Licensee’s election to terminate the Licenses, which notice shall be given at least ninety (90) days prior to the anniversary date of the expiration of the Management Term. If Licensee timely exercises the option to continue the Licenses, then the Licenses shall continue in full force an4 effect during the Post-Management Term.

ARTICLE IV - COMPENSATION

4.1           License Fees During the Management Term. During the Management Term, Licensee shall pay to Licensor the Technology and Patent Rights Fee, as defined in Section 1.27.  The Technology and Patent Rights Fee shall be paid            **                              .

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

If during the Management Term Licensor transfers to a Person that is not an Affiliate of Licensor this Agreement, or if during the Management Term a controlling interest in the stock of the Licensor (more than 50%) is held by a Person that is not an Affiliate of Licensor, then Licensee may request that the amount of the Technology and Patent Rights Fee be renegotiated for the balance of the Management Term. Licensee shall have ninety (90) days following receipt of written notice of Transfer from Licensor or Licensor’s transferee within which to request that the Technology and Patent Rights License Fee be renegotiated. Upon Licensee’s timely request to renegotiate the Technology and Patent Rights License Fee, Licensee and Licensor or Licensor’s transferee, whichever is applicable, shall in good faith attempt to agree upon the amount of the Technology and Patent Rights Fee to remain in effect during the remaining portion of the Management Term.  The amount of the Technology and Patent Rights License Fee shall be determined based upon a comparison of Licensor’s commitment to research and development of New Technology and Licensor’s or Licensor’s transferee’s commitment to research and development of New Technology.  If Licensor or Licensor’s transferee and Licensee are unable to agree upon the amount of the Technology and Patent Rights Fee, then the Technology and Patent Rights Fee shall be equal to                          **                                  throughout the remainder of the Management Term. Notwithstanding the provisions of Section 2.3, and notwithstanding the fact that the decision of Licensor to license to Licensee the New Technology is solely within the discretion of Licensor or Licensor’s transferee, Licensee shall not be eligible to license from Licensor or Licensor’s transferee any New Technology once and for so long as Licensee is paying the Technology and Patent Rights Fee at the reduced rate of    **                         .

4.2           Post-Management Term Fees. During the Post-Management Term, Licensee shall pay Licensor only the licensing fees specified in any Addendum executed by Licensor and Licensee for New Technology.  The Technology and Patent Rights Fee to be paid by Licensee to Licensor during the Management Term, as identified in Section 4.1, shall not be paid by Licensee to Licensor during the Post-Management Tenn.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

5.1           List of Technology and Patent Rights . Licensor represents and warrants that Exhibit A contains a complete and accurate listing of all licensed Technology. Licensor represents and warrants that there ate no Applications or Scheduled Patents licensed, except as are identified in any Addendum executed by the parties.

5.2           No Claims of Infringement. Licensor represents and warrants that there are no claims of infringement filed against Licensor with respect to the Technology and/or Patent Rights anywhere in the world.

5.3           No Further Infringement Warranties. Except as set forth herein above, Licensor makes no representations or warranties, express or implied, with regard to the infringement of proprietary rights of any Person.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

5.4           No Other Warranties or Representations. Except as set forth in this Agreement, neither Licensor nor persons acting on Licensor’s behalf make any warranty, express or implied.

ARTICLE VI- DISCLAIMER OF WARRANTIES AND
CLAIMS/INDEMNIFICATION

6.1           Disclaimer of Infringement Claims. Licensor has provided Licensee in good faith the rights and privileges contained in this Agreement.  However, nothing contained in this Agreement shall be construed as (i) a warranty or representation by Licensor as to the validity or scope of any of the Technology or Patent Rights; or (ii) a warranty or representation that the Technology, Patent Rights, Licensed Products and Licensed Methods, or part thereof embodying any of them, will be free from infringement of patents, trademarks, copyrights, service marks, or other proprietary rights of any Person.

6.2           Disclaimers of Other Claims . Licensor disclaims all liability and responsibility for property damage, death, and personal injury, whether or not foreseeable, that may result from the manufacture, use, or sale of the Licensed Products and/or use of the Licensed Methods, and Licensee agrees to assume all liability and responsibility for all such damage, death and personal injury.

6.3           Licensee’s Obligation to Indemnify and Defend. Licensee agrees to indemnify, defend, and hold harmless Licensor from and against all claims (including, without limitation, product liability claims), suits, losses and damages, including reasonable attorneys’ fees and any other expenses incurred in the investigation and defense of any claim arising out of Licensee’s manufacture, use or sale of the Licensed Products and/or use of the Licensed Methods, and/or out of any allegedly unauthorized use of any trademark, service mark, patent, copyright, process, idea, method, or device (excepting the Technology and/or Patent Rights) by Licensee or those acting under its apparent or actual authority, except for claims that the Technology, the Patent Rights and/or the manufacture, use, or sale of the Licensed Products and/or use of the Licensed Methods, solely to the extent the same incorporate or conform to the Technology and/or Patent Rights, infringe any patent, copyright, trademark, service mark or other proprietary rights of any Person.

6.4           Licensor’s Obligation to Indemnify and Defend. Licensor agrees to indemnify, defend, and hold harmless Licensee from and against all claims that Licensor’s Technology and/or Patent Rights infringe upon patents, trademarks, copyrights, trade secrets or any other proprietary rights owned or controlled by any Person by reason of Licensee’s manufacture, use or sale of the Licensed Products and/or use of the Licensed Methods, or for the use of Licensors’ Technology and/or Patent Rights. Licensee shall inform Licensor immediately upon receipt of notice of any suit, action or claim relating to patents, trademarks, copyrights, trade secrets or other proprietary rights of any Person having any bearing on Licensor’s Technology and/or Patent Rights. Should it so elect, Licensee may, at its own expense, join Licensor in the defense of any such suit, action or claim, In the event that Licensor’s Technology and/or Patent Rights are found to infringe in any of the aforementioned instances, Licensor shall indemnify Licensee

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

for any and all damages, except as excluded under Section 10.5, arising out of the infringement, and shall (i) obtain the right to use patents, trademarks, copyrights, trade secrets and/or other proprietary rights of said Person, (ii) modify Licensor’s Technology and/or Patent Rights so as not to infringe upon the rights of said Person, and/or (iii) achieve some other resolution of the infringement claims so as to allow Licensee to use the Technology and Patent Rights to operate Licensee’s Ethanol Plant, to manufacture the Licensed Products and use the Licensed Methods.

ARTICLE VII -  DEFENSE OF TECHNOLOGY

7.1           Licensor’s Right to Prosecute and/or Defend. Licensor shall have the right, at its election and expense, but not the obligation, to prosecute any and all claims against any Person for infringement or misappropriation of the Technology and/or Patent Rights.

7.2           Licensee’s Right to Defend. If Licensor fails or refuses to prosecute any and all claims against any Person for infringement or misappropriation of the Technology and/or Patent Rights, or fails or refuses to defend any such claim, Licensee may initiate the prosecution or assume control of the defense.  However, Licensor shall not be responsible for any settlement made without its prior written consent, or for any costs, expenses or fees incurred by Licensee without Licensor’s prior written consent.

ARTICLE VIII - CONFIDENTIAL INFORMATION

8.1           Confidential Information. Licensor and Licensee hereby acknowledge and agree that the Technology and the Patent Rights are a part of the Confidential Information, are subject to the terms and conditions of the Confidentiality Agreement, and are provided to Licensee solely for the Permitted Purpose.  Upon the termination of this Agreement and/or the Licenses, the Technology, Patent Rights and the other Confidential Information in the possession of Licensee shall be removed from Licensee’s Ethanol Plant and possession and shall be returned to Licensor, and Licensee shall retain no written, electronic or other forms of documentation with respect to the Technology, Patent Rights and other Confidential Information.

8.2           Protection of Technology and Patent Rights. Licensee agrees to protect the Technology, Patent Rights and other Confidential Information, or any part thereof, from disclosure pursuant to the terms and conditions of the Confidentiality Agreement. Licensee shall require all of Licensee’s current and future employees, consultants and contractors to keep confidential the Confidential Information. Licensee’s current and future employees, consultants and contractors shall execute and deliver to Licensee an Employee, Consultant or Contractor Confidentiality and Nondisclosure Agreement in the form attached to the Confidentiality Agreement. Licensee shall enforce the terms and conditions of the Employee, Consultant or Contractor Confidentiality and Nondisclosure Agreement, and hereby authorizes Licensor, as a third party beneficiary, to enforce the same, and agrees to cooperate and assist Licensor in the enforcement of the same.

8.3           Ownership of Technology and Patent Rights. Licensee agrees and acknowledges

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

that the Technology and Patent Rights are proprietary to and are the sole, exclusive and confidential property of Licensor, and that Licensor expressly maintains all rights to the Technology and Patent Rights including, but not limited to, copyright, patent, trademark and trade secret protections as provided by federal and state law. Nothing contained in this Agreement shall be construed as granting or employing any Transfer to Licensee of any rights in or to the Technology and Patent Rights beyond the specific Licenses granted herein.

ARTICLE IX -  ASSIGNMENT

Licensee shall not Transfer to any Person this Agreement or the Licenses without the prior written consent of Licensor. Licensor shall be entitled to Transfer to any Person this Agreement and the Licenses without the prior written consent of Licensee.

ARTICLE X - DEFAULT AND REMEDIES

10.1         Licensee’s Events of Default. Each of the following events shall be a default by Licensee and a breach of this Agreement:

A.            If Licensee fails to pay Licensor any amounts required under this Agreement as and when they become due and payable, or fails to pay Licensor or any Affiliate any amount required under any other agreement between Licensor or an Affiliate and Licensee, as and when they become due and payable.

B.             If Licensee fails to keep, observe or perform any of the other terms and conditions of this Agreement or of any other agreement between Licensee and Licensor or an Affiliate.

C.             If Licensee vacates or abandons the Ethanol Plant.

D.            If Licensee Transfers or attempts to Transfer this Agreement or the Licenses, voluntarily or by operation of law, without the prior written consent of Licensor.

E.             If Licensee breaches the confidentiality provisions set forth in Article VIII.

F.             If Licensee files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved or shall make an assignment for the benefit of creditors.

G.             If involuntary proceedings under any such bankruptcy law or insolvency act shall be instituted against Licensee or if a receiver or trustee shall be appointed for all or substantially all of the property of Licensee and such proceeding shall not be dismissed or

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

such receivership or trustee vacated within sixty (60) days after institution or appointment.

H.            If Licensee merges with another entity, completes the sale of substantially all of its assets to any Person, or any Person that is a competitor of Licensor acquires more than ten percent (10%) of the outstanding capital or voting rights of Licensee.

10.2         Licensor’s Remedies. Upon the occurrence and continuance of an event of default, Licensor shall give Licensee thirty (30) days’ written notice of default, specifying the event of default and the action required to cure the default.  If Licensee fails to cure the event of default within (30) days, Licensor may resort to any and all legal remedies or combination of legal remedies allowed by law and/or this Agreement, including, without limitation, the termination of this Agreement and the Licenses, and the removal of the Technology and Patent Rights from Licensee’s Ethanol Plant and possession and the recovery of all damages, reasonable attorneys’ fees and costs. Licensor, in addition to all of the other remedies allowed by law, shall be entitled to specific performance and/or injunctive relief.

10.3         Licensor’s Default. Licensor’s failure to keep, observe or perform any of the terms and conditions of this Agreement, shall be a default by Licensor and a breach of this Agreement.

10.4         Licensee’s Remedies. Upon the occurrence and continuance of an event of default, Licensee shall give Licensor ninety (90) days written notice of default, specifying the event of default and the action required to cure the default. In this event Licensor shall cure the default within ninety (90) days if the default is of such a nature as it can be cured by Licensor by making a reasonable effort to cure the default within ninety (90) days. If the default is of such a nature that it cannot be cured by Licensor making a reasonable effort to cure the default within ninety (90) days, then Licensor shall within the ninety (90) days make a reasonable effort to cure the default and continue making such efforts until the default is cured.  If Licensor fails to timely fulfill its obligations as set forth in this Section 10.4, Licensee may resort to any and all legal remedies or combination of legal remedies allowed by law and/or this Agreement, including, without limitation, the termination of this Agreement and the Licenses, and the recovery of all damages, reasonable attorneys’ fees and costs.  Licensee, in addition to all of the other remedies allowed by law, shall be entitled to specific performance and/or injunctive relief.

10.5         Remedies Cumulative. No remedy conferred upon or reserved to Licensor or Licensee shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or by statute and every power and remedy given by this Agreement to Licensor or Licensee may be exercised from time to time and as often as occasion may arise. No delay or omission of Licensor or Licensee to exercise any right or power arising from any event of default shall impair any such right or power, nor shall it be construed to be a waiver of any such event of default or acquiescence therein. Notwithstanding the provisions of Sections 10.2 and 10.4, in no event shall either party be liable for any lost profits, lost data, or any form of incidental, consequential, or punitive damages of any kind whether or not foreseeable.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

10.6         Rights of Parties After Termination. Neither party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination. In the event of expiration of this Agreement or termination of this Agreement for any reason whatsoever, the rights and obligations of the parties under Articles VIII, IX, X, XI and XIII shall survive any expiration or termination of this Agreement. From and alter any expiration or termination of this Agreement, Licensee shall have the right to sell any Licensed Products that Licensee had already manufactured prior to termination. From and after any expiration or termination of this Agreement and/or the Licenses, Licensee shall not manufacture any Licensed Products using the Technology and Patent Rights.

ARTICLE XI- TRADE SECRETS

Licensee agrees and acknowledges that the Technology and Patent Rights licensed to Licensee by Licensor meet the definition of a trade secret as defined by the South Dakota Codified Law § 37-29-1(4), and Licensor is entitled to any and all rights and remedies granted by the South Dakota Uniform Trade Secrets Act for any breach by Licensee of this Agreement.

ARTICLE XII- MISCELLANEOUS PROVISIONS

12.1         Taxes. Licensee shall be responsible to pay all taxes of any type, nature or description (including, but not limited to, sale, use, gross receipts, excise, import, export, income and employment taxes); provided, however, Licensee shall not be responsible for any income taxes imposed upon Licensor by any taxing jurisdiction, arising by virtue of the performance of this Agreement.

12.2         Compliance. With respect to its rights and obligations pursuant to this Agreement, each party shall comply with all applicable federal and local laws, rules and regulations.

12.3         Successors and Assigns. Subject to Article IX, this Agreement shall be binding upon and inure to the benefit of the successors, and to the extent permitted herein, the assigns of the parties.

12.4         Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of South Dakota.

12.5         Waiver of Jury Trial. LICENSOR AND LICENSEE  IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND RELATIONSHIPS OF THE PARTIES CONTEMPLATED HEREBY OR THEREBY.

12.6         Entire Agreement. This Agreement, the Confidentiality Agreement, the Management Agreement, any Exhibits hereto, and any Addendums executed by the parties as described herein, constitute the entire agreement and understanding of the parties and supersedes

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

all prior agreements and understandings, whether oral or written. No modifications or claimed waiver of any of the provisions of the foregoing shall be valid unless in writing and signed by the duly authorized representative against whom such modification or waiver is sought to be enforced.

12.7         No Other Rights. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon either party any rights, obligations or restrictions, except those expressly granted by this Agreement.

12.8         No Partnership or Joint Venture. Nothing contained in this Agreement shall constitute or be construed to create a partnership or joint venture between Licensor and Licensee.  Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

12.9         Notice. All notices required under this Agreement shall be effective if sent by first class mail, postage prepaid or by recognized express courier to the address of the parties set forth above. Licensor and the Licensee may provide supplemental notice by means of fax or e-mail.

12.10       Acceptance. This Agreement shall be effective only after acceptance of its terms by Broin Management at its home office in Sioux Falls, South Dakota.  No duties, liabilities, or detriment shall be incurred by either party until the time of acceptance. Notwithstanding any negotiations, representations, or agreements made or entered into prior or contemporaneously with this Agreement, any variance with the terms of this Agreement, or any variance with the terms of any subsequent agreement entered into by and between the parties, whether oral or written, shall be effective only after acceptance of said terms as provided for in this Section 12.10.

12.11       Severability.  In the event that any term, condition, or provision of this Agreement is held to be invalid by any court of competent jurisdiction, such holding shall not invalidate or make unenforceable any other term, condition, or provision of this Agreement. The remaining terms, conditions, and provisions shall be fully severable, and shall be construed and enforced as if such invalid term, condition, or provision had never been inserted in this Agreement initially.

12.12       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IN WITNESS WHEREOF, the authorized agents of the parties have executed this Agreement as of the date listed above.

LICENSOR:

Broin and Associates, Inc.

By:	/s/ Jeff Broin
Its:	CEO

LICENSEE:

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Its:	Chairman

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT A

Listing of Technology

1.	Process Diagrams
2.	Process information
3.	Material and energy balances
4.	Drawings
5.	Material and equipment specifications
6.	Process control system software configuration
7.	Isometric drawings
8.	Training manuals
9.	Operations manuals
10.	Operations video tapes
11.	Other items as may be disclosed from time to time by Licensor to Licensee. Such additional materials which should also be considered technology shall be determined solely by Licensor.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT B

Listing of Applications and Scheduled Patents

None

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

GREAT PLAINS ETHANOL, LLC

RAW STARCH TECHNOLOGY AND PATENT RIGHTS

ADDENDUM TO TECHNOLOGY AND

PATENT RIGHTS LICENSE AGREEMENT

This Addendum to Technology and Patent Rights License Agreement

(“Addendum”) is made and entered into effective this 5th day of April, 2005, by and between Broin and Associates, Inc., a South Dakota corporation, located at 2209 East 57th Street North, Sioux Falls, South Dakota 57104 (“Licensor”) and Great Plains Ethanol, LLC, a South Dakota limited liability company, located at 27716 462nd Avenue, Chancellor, South Dakota 57015 (“Licensee”).

RECITALS:

A.                                Licensee owns and operates a dry mill fuel ethanol plant near Chancellor, South Dakota, for the production and marketing of fuel ethanol and ethanol co-products.

B.                                  Licensor licenses to Licensee certain Technology and Patent Rights, pursuant to the terms and conditions of a Technology and Patent Rights License Agreement dated April 5, 2005 (the “License Agreement”),

C.                                  Licensor has developed certain New Technology, described by Licensor as the “Raw Starch Technology and Patent Rights”.

D.                                 Licensor’s Raw Starch Technology and Patent Rights are the subject of certain Patent Rights described as follows:

Patent Application 20040234649. Filed: November 25, 2004

E.                                   Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the Raw Starch Technology and Patent Rights (Exhibits A and B), pursuant to the terms and conditions of this Addendum.

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Addendum, Licensor and Licensee hereby agree as follows:

1. Non-Exclusive License. Licensor hereby grants to Licensee a revocable, non-exclusive, indivisible and non-transferable right and license to use the Raw Starch Technology and Patent Rights solely for the Permitted Purpose, subject to the conditions set forth in the Agreement. The Raw Starch Technology and Patent Rights are hereby made a part of the Technology Patent Rights and the subject of the Licenses.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

2.              Initial New Technology Fee. Licensee shall pay to Licensor, immediately upon execution of this Agreement, the                                 **                                            for the Raw Starch Technology and Patent Rights (the “Initial License Fee”), as the Initial New Technology Fee defined in Section 1.8 of the Agreement.

3.              Technology and Patent Rights Fees. During the Management Term, Licensee shall continue to pay to Licensor the Technology and Patent Rights Fee identified in the License Agreement.

4.              Post-Management Term License Fees. Immediately upon the commencement of the Post-Management Term, Licensee shall pay Licensor a licensing fee of                  **             .  The licensing fees described herein are collectively known as the ‘Post-Management Term Fees,’ as identified in Section 1.25 of the Agreement. The               **      .

5.              Capitalized Terms. All capitalized terms contained in this Addendum shall have the meanings set forth in this Addendum and/or in the License Agreement.

6.              License Agreement. All of the terms, conditions, provisions and covenants contained in the License Agreement shall continue in full force and effect, and shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and to the extent permitted in the License Agreement, the assigns of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date listed above.

LICENSOR:

Broin and Associates, Inc.

By:	/s/ Jeff Broin
Its:	CEO

LICENSEE:

Great Plains Ethanol, LLC

By:	/s/ Darrin Ihnen
Its:	Chairman

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT A

Listing of Raw Starch Technology

1.	Process Diagrams
2.	Process information
3.	Material and energy balances
4.	Drawings
5.	Material and equipment specifications
6.	Process control system software configuration
7.	Isometric drawings
8	Training manuals
9.	Operations manuals
10.	Operations video tapes
11.	Other items as may be disclosed from time to time by Licensor to Licensee. Such additional materials which should also be considered technology shall be determined solely by Licensor.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT B

Listing of Raw Starch Applications

Patent Application 20040234649	Filed: November 25, 2004